                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

         The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 1998. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.

                                                                     State or
                                                                 Jurisdiction of
                Name                                              Organization
  Alarm Lock Systems, Inc.                                         Delaware

  Derringer Security Systems, Inc.                                 New York

  E.E. Electronic Components Inc.                                  New York

  NAPCO Security Systems International, Inc.                       New York

  NAPCO/Alarm Lock Grupo International, S.A.                       Dominican
  (formerly known as NSS Caribe, S.A.)                             Republic

  NAPCO/Alarm Lock Exportadora, S.A.                               Dominican
                                                                   Republic

  NAPCO Group Europe, Limited                                      England

  Raltech Logic, Inc.                                              New York

  UMI Manufacturing Corp.                                          New York


                                      E-22